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                                                                     EXHIBIT 4.2

                             MODIFICATION AGREEMENT

         THIS AGREEMENT MADE this 25th day of March, 1993, by and between NORTHERN TRUST BANK OF FLORIDA, N.A., formerly known as Northern Trust Bank of Florida/Sarasota, N.A. ("Lender"), whose address is 1515 Ringling Boulevard, Sarasota, Florida 34236 and SUN HYDRAULICS CORPORATION, a Florida corporation ("Borrower") whose address is 1500 West University Parkway, Sarasota, FL.

                                   RECITALS:

         WHEREAS, Borrower executed a certain Renewal and Replacement Revolving Line of Credit Note in the original principals sum of $1,700,000 ("Note"), dated March 9, 1992, and a certain Revolving Credit Agreement ("Credit Agreement") of like date.

         WHEREAS, by this Agreement, Lender and Borrower intend to modify certain provisions of the Credit Agreement.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and in consideration of the premises and of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged among the parties, it is agreed as follows:

         1. RECITALS. The above recitals are true and correct and are incorporated herein by reference.

         2. SECTION 5.2(a) and (b) of the Credit Agreement are hereby deleted in their entirety and the following is substituted in their place:

         (a)     Interim Reports.

                 (i) Within 60 days after the end of each quarter of each fiscal year of the Borrower, a copy of a financial statement of the Borrower and any subsidiary prepared on a combined basis consistent with the combined financial statements of the Borrower and any subsidiary referred to above, signed by an authorized officer of the Borrower and consisting of at least
                 (a) a balance sheet as of the close of each quarter and (b) a statement of earnings and source of application of funds for each quarter and for the period for the beginning of such fiscal year to the close of such quarter.

                 (ii) Within 60 days after the end of each quarter of each fiscal year of the Borrower, a copy of a financial statement of any affiliate of Borrower ("Affiliate") prepared on a consolidated basis with proper intercompany eliminations of Borrower, any subsidiary and any affiliate signed by an authorized officer of the Affiliate and consisting of at least
                 (a) a balance sheet as of the close of each quarter and (b) a statement of





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                 earnings and source and application of funds for each quarter and for the period of the beginning of such fiscal year to the close of such quarter.

         (b)     Reviewed Report.

                 (i) Within 120 days after the end of each fiscal year of the Borrower, a copy of an annual reviewed report of the Borrower and any subsidiary on a combined basis and in conformity with generally accepted accounting principals, applied on a basis consistent with the reviewed combined financial statements of the Borrower and any subsidiary referred to above, reviewed by independent certified public accounts of recognized standing satisfactory to the Lender.

                 (ii) Within 120 days after the end of each fiscal year of the Borrower, a copy of an annual reviewed report of any affiliate of the Borrower in conformity with generally accepted accounting principals and reviewed by independent certified public accounts of recognized standing satisfactory to the Lender.

         3. SECTION 5.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its place:

         FINANCIAL REQUIREMENTS. The Borrower and any subsidiary on a combined basis shall:

         (a) Working Capital. Maintain at all times combined net working capital in an amount equal to at least $1,100,000 through December 31, 1993 and at least $1,250,000 thereafter. Working Capital shall mean the sum of all current assets less all current liabilities and less all intercompany eliminations.

         (b) Current Ratio. Maintain at all times a combined current ratio of current assets to current liabilities, less intercompany eliminations, of not less than 1.20:1 through December 31, 1993 and 1.35:1 thereafter.

         (c) Net Worth to Debt. Maintain at all times a combined tangible net worth of at least $2,800,000 and a ratio of consolidated debt to tangible net worth of not more than 2.75:1 through December 31, 1993 and 2.50:1 thereafter.

         (d) Fixed Charge Coverage Ratio. Maintain at all times a fixed charge coverage ratio of at least 2.25:1. This ratio is determined by earnings before interest expense and taxes, plus depreciation, divided by all interest expense, current maturities of all long term debt and current capital lease obligations.


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         (e)     Fixed Asset Expenditures.  Not make combined expenditures for fixed assets in any fiscal year in an amount greater than $1,750,000.

         4. RATIFICATION. Except as herein modified and amended, the terms and conditions of the Note and Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

         5. COSTS. Borrower shall pay all costs of this Modification, to include without limitation attorneys' fees. In the event it is determined after the execution of this Agreement that additional costs relating to this transaction are due, Borrower agrees to pay such costs immediately upon demand.

         IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement.

WITNESSES:                                 SUN HYDRAULICS CORPORATION


/s/ Philomene Staffeld                     By  /s/ Clyde G. Nixon
-----------------------------                ----------------------------------
(Name  Philomene Staffeld   )              Name Clyde G. Nixon
     -----------------------                    -------------------------------
                                           As                         President
                                                ----------------------



/s/ Cynthia C. Loadman
-----------------------------
(Name  Cynthia C. Loadman   )
     -----------------------

                                           NORTHERN TRUST BANK OF
                                           FLORIDA, N.A.

/s/ Philomene Staffeld                     By  /s/ Kevin M. McKenney
-----------------------------                -----------------------------
(Name  Philomene Staffeld   )              Name Kevin M. McKenney
     -----------------------                   ----------------------------
                                           As  Vice              President
                                                   --------------

/s/ Cynthia C. Loadman
-----------------------------
(Name  Cynthia C. Loadman   )
     -----------------------


STATE OF FLORIDA
COUNTY OF SARASOTA

        The foregoing instrument was acknowledged before me on 25th, 1993, by Clyde G. Nixon, as President of SUN HYDRAULICS CORPORATION, a Florida corporation, on behalf of the corporation, who is personally known to me or who has produced______________ as identification and who did (did not) take an oath.

Notary Public                              /s/ Sandra J. Zimmermann
                                           -----------------------------
State of Florida                           (Name                         )
                                           -----------------------------
My Commission Exp. 12-10-96                Serial Number (if any)
                                                                 -------
                                           Commission Expiration Date
                                                                     ---


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STATE OF FLORIDA
COUNTY OF SARASOTA

                 The foregoing instrument was acknowledged before me on   25th,
1993, by Kevin M. McKenney, as Vice President of NORTHERN TRUST BANK OF FLORIDA, N.A., formerly known as NORTHERN TRUST BANK OF FLORIDA/SARASOTA, N.A., a national association, on behalf of the association, who is personally known to me or who has produced drivers license as identification and who did (did not) take an oath.

Notary Public                              /s/ Sandra J. Zimmermann
                                           -----------------------------
State of Florida                           (Name                         )
                                           -----------------------------
My Commission Exp. 12-10-96                Serial Number (if any)
                                                                 -------
                                           Commission Expiration Date
                                                                     ---



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